EXHIBIT 5.1

                             CHOATE, HALL & STEWART
                a Partnership Including Professional Corporation
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            Telephone (617) 248-5000
                            Facsimile (617) 248-4000
                                 Telex 49615860
                                  March 5, 1997


Nexar Technologies, Inc.
182 Turnpike Road
Westborough, Massachusetts  01581

Gentlemen:

         This opinion is delivered to you in connection with the registration statement (the "Registration Statement") on Form S-1 of Nexar Technologies, Inc. (the "Company") filed with the Securities and Exchange Commission on December 20, 1996 by the Company under the Securities Act of l933, as amended (the "Act"), for registration under the Act of 9,200,000 shares of the common stock, $0.01 par value (the "Common Stock"), of the Company.

         We are familiar with the Certificate of Incorporation and the by-laws of the Company, as amended, the records of the corporate proceedings of the Company, and the Registration Statement. We have also made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company pursuant to the forms of prospectus contained in the Registration Statement (together, the "Prospectus") have been validly authorized for issuance and, when issued against receipt of the purchase price described in the Prospectus, will be legally issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Prospectus under the caption "Legal Matters."

                                                     Very truly yours,


                                                     CHOATE, HALL & STEWART